Exhibit 10.1

Execution

SECOND AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of March 31, 2015, is entered into by and among SANCHEZ ENERGY CORPORATION, a Delaware corporation (“Borrower”), each of SEP HOLDINGS III, LLC, a Delaware limited liability company (“SEP”), SN MARQUIS LLC, a Delaware limited liability company (“SN Marquis”), SN COTULLA ASSETS, LLC, a Texas limited liability company (“SN Cotulla”), SN OPERATING, LLC, a Texas limited liability company (“SN Operating”), SN TMS, LLC, a Delaware limited liability company (“SN TMS”), and SN CATARINA, LLC, a Delaware limited liability company (“SN Catarina; together with SEP, SN Marquis, SN Cotulla, SN Operating and SN TMS collectively, the “Guarantors” and each, a “Guarantor”), the Required Lenders party hereto, and ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.                                    The Borrower, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent previously entered into that certain Second Amended and Restated Credit Agreement dated as of June 30, 2014 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 9, 2014 and as it may be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”) and certain other Loan Documents (as defined in the Credit Agreement) in connection therewith.

B.                                    The Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein to (i) permit the disposition of certain of SEP’s Oil and Gas Properties and the novation of certain of the Borrower’s Swap Agreements to Sanchez Production Partners LP, (ii) make certain amendments as set forth herein and (iii) provide for a $550,000,000 redetermined Borrowing Base. The Administrative Agent and the Required Lenders are willing to amend the Credit Agreement on the terms and conditions contained in this Second Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the Borrower, the Guarantors, the Required Lenders, the Issuing Bank and the Administrative Agent agree as follows:

1.                                      Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.                                      Specific Amendments to Credit Agreement.      The Credit Agreement is hereby amended as follows:

(i)                                     The following defined terms are hereby added to Section 1.02 of the Credit Agreement in the proper alphabetical order:

“Annualized Consolidated Net Interest Expense” means, for the purpose of calculating the financial ratio set forth in Section 9.01(c):

(a)                                 for the Rolling Period ending on March 31, 2015, the product of (x) the fraction of 4/3 and (y) the actual Consolidated Net Interest Expense for the three quarters ending March 31, 2015; and

(b)                                 for the Rolling Period ending on June 30, 2015, the actual Consolidated Net Interest Expense for the four quarters ending June 30, 2015.

“First Two Years Proved Percentage” means, for purposes of the limitation on hedging of volumes of Borrower’s total proved reserves set forth in clause (b)(i)(y) of Section 9.17(b), seventy-five percent (75%) for either oil or natural gas; provided, that for August, 2015 oil, the First Two Years Proved Percentage shall mean seventy-eight percent (78%) and for 2015 natural gas, the First Two Years Proved Percentage shall be determined in accordance with the following table:

Month	Percentage	Month	Percentage
1/15	91%	7/15	98%
2/15	75%	8/15	106%
3/15	80%	9/15	95%
4/15	94%	10/15	96%
5/15	98%	11/15	77%
6/15	86%	12/15	77%

“Initial SPP Note” means that certain senior unsecured subordinated payment-in-kind promissory note to be dated the SPP Transaction Closing Date in the original face amount of up to $19,250,000.00 issued by SPP to SEP in accordance with the SPP PSA, as such promissory note may be amended, restated, supplemented, amended and restated, or otherwise modified from time to time. For the sake of clarity the Initial SPP Note was not issued as a result of SPP paying cash in lieu thereof.

“Initial SPP Units” means the 1,052,632 SPP common units issued by SPP to SEP in connection with the SPP PSA.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated the Second Amendment Effective Date among the Borrower, the Guarantors, the Required Lenders, the Issuing Bank and the Administrative Agent.

“Second Amendment Effective Date” means March 31, 2015.

“Senior Secured Debt” means at a particular date the sum, without duplication, of (i) the total Credit Exposure and (ii) the amount of any other secured Debt of the type described in clause (a), (b), (d) (excluding any office lease of the Borrower or any Restricted Subsidiary constituting a Capital Lease Obligation), (e) or (f) of the definition of Debt, in each case on such date.

“Senior Unsecured Notes Maximum Issuance Amount” means the maximum amount of Senior Unsecured Notes that at the time of issuance could be issued such that, after giving effect to such issuance, the aggregate principal amount of Senior Unsecured Notes outstanding is not greater than $2,150,000,000.

“SEP Holdings IV” means SEP Holdings IV, LLC, a Delaware limited liability company and wholly owned subsidiary of SPP.

“SOG” means Sanchez Oil & Gas Corporation, a Delaware corporation.

“SPP” means Sanchez Production Partners LP, a Delaware limited partnership, a Person not a Loan Party or an Affiliate of Borrower but having, as of the Second Amendment Effective Date, the following common ownership and management relationships with the Borrower:

(a)                                 Antonio R. Sanchez, III is a member of the board of directors and the Chief Executive Officer and President of the Borrower and is also a member of the board of directors of Sanchez Production Partners GP LLC, a Delaware limited liability company and the general partner of SPP (the “SPP GP”);

(b)                                 The Sanchez Group owns approximately 11.4% of the issued and outstanding voting stock in the Borrower, beneficially and of record, and approximately 20.4% of the issued and outstanding voting units in SPP;

(c)                                  SOG is a privately held company indirectly owned by certain members of the Sanchez Family, that provides and will continue to provide oil and natural gas property management services to, among others, the Borrower and SPP, pursuant to separate agreements with the Borrower and with SPP; and

(d)                                 SP Holdings, LLC, a Texas limited liability company, a privately-held limited liability company indirectly owned by certain members of the Sanchez Family, is the sole member of the SPP GP, the owner of SPP’s incentive distribution rights and provides and will continue to provide general management and general and administrative support services to SPP under a Shared Services Agreement, dated as of May 8, 2014.

“SPP Note” means the Initial SPP Note and any senior unsecured subordinated payment-in-kind promissory note issued as payment-in-kind interest on any SPP Note in accordance with the terms thereof.

“SPP Properties” means the Properties to be conveyed by SEP to SEP Holdings IV pursuant to the SPP PSA.

“SPP Property Disposition” means the disposition by SEP to SEP Holdings IV of the SPP Properties in accordance with the SPP PSA.

“SPP PSA” means that certain Purchase and Sale Agreement dated March 31, 2015, together with all schedules and exhibits thereto, between SEP, as “seller”, and SEP Holdings IV, as “buyer”, providing for (i) the transfer by SEP to SEP Holdings IV of the SPP Properties, (ii) the novation by the Borrower to SPP of the SPP Swaps, (iii) the issuance by SPP to SEP of the Initial SPP Units and the entry into a registration rights agreement in connection therewith, (iv) the payment by SEP Holdings IV to SEP of $65,750,000.00 in cash (subject to adjustment in accordance with the SPP PSA; $83,000,000 to reflect the payment of cash in lieu of issuance of the Initial SPP Note, subject to adjustment in accordance with the SPP PSA), and (v) the issuance, if applicable, of the Initial SPP Note to SEP.

“SPP PSA Transaction” means the collective reference to the transactions contemplated by the SPP PSA.

“SPP Swaps” means the following Swap Agreements:

Year	Oil Volumes (Bbls)	Swap Price ($/Bbl)
2015 (10 mos)	190,040	$56.85
2016	226,269	$62.60
2017	213,003	$64.80
2018	212,555	$65.40
2019	199,768	$65.65

Year	Natural Gas Volumes (Mmbtu)	Swap Price ($/Mmbtu)
2015 (10 mos)	261,100	$2.81
2016	313,524	$3.21
2017	296,048	$3.515
2018	295,683	$3.58
2019	277,888	$3.615

“SPP Transaction Closing Date” means the date on which the SPP PSA Transaction, other than any post-closing adjustments and obligations, is consummated.

“SPP Units” means the Initial SPP Units and any Equity Interests constituting “proceeds” (within the meaning of such term under Section 9-102(64) of the UCC) thereof resulting from any unit split, reorganization, distribution or other similar entity event at SPP, including any Equity Interests constituting proceeds of any such proceeds.

(ii)                                  The defined term “Aggregate Elected Commitment Amount” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the Effective Date, the Aggregate Elected Commitment Amount was $425,000,000 but effective as of September 12, 2014, the Aggregate Elected Commitment Amount was reduced to $300,000,000 pursuant to Borrower’s delivery of a Notice of Elected Commitment Reduction dated September 9, 2014 and the Aggregate Elected Commitment Amount remained $300,000,000 as of the Second Amendment Effective Date.

(iii)                               The defined term “Agreement” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Agreement” means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, Second Amendment and as the same may from time to time be amended, modified, supplemented or restated.

(iv)                              The defined term “Annualized Consolidated EBITDA” in Section 1.02 of the Credit Agreement is hereby amended by deleting the introductory clause and substituting the following therefor:

“Annualized Consolidated EBITDA” means, for the purposes of calculating the financial ratios set forth in Sections 9.01(b) and 9.01(c):

(v)                                 The defined term “Borrowing Base” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c) or Section 9.11(e)(4). The initial Borrowing Base was $437,500,000, subject to adjustment as provided in Section 2.07(b). The Borrowing Base effective as of the Second Amendment Effective Date is $550,000,000 subject to adjustment as provided in Section 2.07(b).

(vi)                              The defined term “Sanchez Group” in Section 1.02 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Sanchez Group” means (a) any member of the Sanchez Family, (b) SOG, Sanchez Energy Partners I, LP, SEP Management I, LLC and (c) any Person Controlled by any one or more of the foregoing.

(vii)                           The defined term “Swap Agreement” in Section 1.02 of the Credit Agreement is hereby amended by deleting the word “and” between clauses (a) and (b) of the last sentence thereof and inserting the word “and” and the following clause (c) at the end of clause (b) in such sentence:

“(c) options, warrants, rights and other similar interests in respect of Equity Interests in the Borrower shall not constitute Swap Agreements for purposes of Section 9.17”.

(viii)                        Section 8.11 of the Credit Agreement is hereby amended by adding a new Section 8.11(c) to read in its entirety as follows:

“(c)                            Notwithstanding anything in any Loan Document to the contrary, upon SEP’s acquisition of the SPP Units, no action to grant or perfect a Lien upon the SPP Units is required to be undertaken unless the Administrative Agent requests in writing that any such action be undertaken.  For the sake of clarity no such action has been requested as of the Second Amendment Effective Date.”

(ix)                              Section 9.01(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b)                           Senior Secured Leverage Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2015, the ratio of (i) Senior Secured Debt of the Borrower and the Restricted Subsidiaries as of such date to (ii) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the Rolling Period ending on such day (or, in the case of any such Rolling Period ending before September 30, 2015, Annualized Consolidated EBITDA for such Rolling Period) to exceed 2.25 to 1.0;.”

(x)                                 Section 9.01 of the Credit Agreement is hereby amended by adding a new Section 9.01(c) to read in its entirety as follows:

“(c)                            Interest Coverage Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2015, the ratio of (i) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the Rolling Period ending on such day to (ii) Consolidated Net Interest Expense (less, to the extent included therein, dividends on Preferred Stock) of the Borrower and the Restricted Subsidiaries for the

Rolling Period ending on such day (or, in the case of any such Rolling Period ending before September 30, 2015, the ratio of Annualized Consolidated EBITDA for such Rolling Period to Annualized Consolidated Net Interest Expense (less, to the extent included therein, dividends on Preferred Stock)) to be less than 2.25 to 1.0.”

(xi)                              Section 9.04 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Section 9.04                     Dividends, Distributions and Redemptions. Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its Equity Interest holders or make any loan or distribution of its Property to its Equity Interest holders, except (a) Borrower and the Restricted Subsidiaries may declare and pay dividends or distributions with respect to their Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock and provided that cash payments may be made in lieu of the issuance of fractional shares), (b) each Restricted Subsidiary of Borrower may make Restricted Payments to Borrower and to any Restricted Subsidiary of Borrower that is a Guarantor, (c) payments (including the netting of Equity Interests) in connection with the satisfaction of employees’ (at any of Borrower, Restricted Subsidiaries or SOG) tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any requisite amounts to appropriate Governmental Authorities) arising out of the sale of employees’ vested stock in Borrower, which payments are made, directly or indirectly, from the proceeds of the sale of such vested stock, (d) Permitted Preferred Stock Distributions, and (e) issuances and/or sales of Equity Interests (other than Disqualified Capital Stock) in Borrower in exchange for, or purchase or redemption of, Equity Interests in Borrower and cash payments in lieu of the issuance of fractional shares in connection therewith; provided, Restricted Payments made under this Section 9.04, other than (x) pursuant to clauses (c) and (e) above and (y) Permitted Preferred Stock Distributions comprised of common stock of Borrower and cash payments in lieu of the issuance of fractional shares in connection therewith, may be made only so long as no Default or Event of Default exists or will exist after giving effect to such Restricted Payment.”.

(xii)                           Section 9.05 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 9.05(o), and inserting the following Section 9.05(q) and Section 9.05(r) at the end of Section 9.05(p) following the semicolon:

“(q)                           Investments comprised of SPP Notes; and

(r)                                    Investments comprised of SPP Units”.

(xiii)                        Section 9.11(e)(2) of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(2)                           100% of the consideration received in respect of such sale or other disposition shall be cash; provided, however, in connection with the SPP Property Disposition, non-cash consideration comprised of the Initial SPP Note, if issued, and the Initial SPP Units may be received,”.

(xiv)                       Section 9.11 of the Credit Agreement is hereby further amended by inserting the following sentence at the end of such section:

“For the sake of clarity, Liquidations (including the sale, assignment, conveyance, novation or other transfer) of any Swap Agreement are governed by Section 9.17 and not this Section 9.11.”

(xv)                          The first sentence of Section 9.13 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Except for the SPP PSA Transaction, which is expressly permitted under this Agreement, the Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.”

(xvi)                       The last sentence of Section 9.13 of the Credit Agreement is hereby amended by renumbering clause (iv) therein to be clause (v) and inserting the following new clause (iv) therein immediately after the comma at the end of clause (iii) therein:

“(iv) sales or issuances of Equity Interests (other than Disqualified Capital Stock) for cash to, or receipt of capital contributions from, Affiliates of the Company and the granting of registration and other customary rights in connection therewith,”.

(xvii)                    Clause (b)(i)(y) of Section 9.17(b) of the Credit Agreement is hereby deleted and the following is substituted therefor”

“(y) the First Two Years Proved Percentage of the volume of Borrower’s total Proved Reserves (such amounts computed on a semi-annual basis and calculated on a product-by-product basis)”.

(xviii)                 The last sentence of Section 9.17 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Except for the Liquidation of the SPP Swaps, which Liquidation is expressly hereby permitted, the Borrower will not, and will not permit any other Loan Party to, Liquidate any Swap Agreement in respect of commodities unless (x) if such Swap Liquidation would result in an automatic redetermination of the Borrowing Base pursuant to Section 2.07(b)(iii), the Borrower delivers reasonable prior written notice thereof to the Administrative Agent, and (y) if a Borrowing Base

Deficiency would result from such Swap Liquidation as a result of an automatic redetermination of the Borrowing Base pursuant to Section 2.07(b)(iii), the Borrower prepays Borrowings, prior to or contemporaneously with the consummation of such Swap Liquidation to the extent that such prepayment would have been required under Section 3.04(c)(i) after giving effect to such automatic redetermination of the Borrowing Base.  For the sake of clarity, the SPP Swaps shall not be considered for purposes of determining compliance with the limitations on hedged quantities set forth in this Section 9.17; provided, that from and after the date which is thirty-one days after the Second Amendment Effective Date, so much of the SPP Swaps as have not been Liquidated shall be considered for purposes of determining compliance with this Section 9.17. “

(xix)                       The Financial Covenant Calculation Worksheet attached to Exhibit D Form of Compliance Certificate is hereby deleted and the Financial Covenant Calculation Worksheet attached as Exhibit D to this Second Amendment is substituted therefor.

3.                                      Redetermined Borrowing Base. Pursuant to Section 2.07(c) of the Credit Agreement and notwithstanding any requirement in the Credit Agreement that in connection with the Scheduled Redetermination of the Borrowing Base to be effective April 1, 2015 based on the Reserve Report required to be delivered by March 1, 2015 evaluating the Oil and Gas Properties of the Loan Parties as of December 31, 2014 (or January 1, 2015) (excluding therefrom the Oil and Gas Properties and Swap Agreements to be disposed of by Borrower pursuant to the SPP PSA Transaction) or any requirement that the Administrative Agent notify the Borrower and Lenders of the Proposed Borrowing Base in a Proposed Borrowing Base Notice or advise the Borrower and Lenders of a redetermined Borrowing Base in a New Borrowing Base Notice, the Administrative Agent hereby notifies the Borrower that, from the Second Amendment Effective Date until the next Borrowing Base has been approved in accordance with Section 2.07(c) of the Credit Agreement, the Borrowing Base shall be $550,000,000 (the “Second Amendment Effective Date Borrowing Base”). This Second Amendment constitutes notice to the Borrower of the redetermined Borrowing Base for purposes of Section 2.07(c). By their signatures to this Agreement, Lenders comprising Required Lenders consent to the Second Amendment Effective Date Borrowing Base. Subject to any changes in a Lender’s Applicable Percentage and/or Elected Commitment pursuant to Section 2.06(c) of the Credit Agreement, from the Second Amendment Effective Date until the next Borrowing Base redetermination such Lender’s Commitment shall be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Applicable Percentage of the Second Amendment Effective Date Borrowing Base and (iii) such Lender’s Elected Commitment. For the sake of clarity, the next Scheduled Determination of the Borrowing Base shall be based on a Reserve Report as of June 30, 2015 (or July 1, 2015), which Reserve Report shall be delivered by September 1, 2015 in accordance with Section 8.12(a)(ii) of the Credit Agreement.

4.                                      Borrower’s Ratification. The Borrower hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect. Nothing in this Second Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of any of the Lenders, the Issuing Bank or the Administrative Agent created by or contained in any of such documents nor is Borrower released from any covenant, warranty or obligation created by or contained herein or therein.

5.                                      Guarantors’ Ratification. Each Guarantor by its execution in the space provided below under “ACKNOWLEDGED for purposes of Section 5” hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of the Obligations, and its execution and delivery of this Second Amendment does not indicate or establish an approval or consent requirement by any Guarantor under the Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents (other than the Guaranty or any other Loan Document to which a Guarantor is a party).

6.                                      Conditions to Effectiveness of Second Amendment. This Second Amendment shall be effective upon the satisfaction, in the Administrative Agent’s sole discretion, of the following conditions precedent:

(i)                                     The Administrative Agent shall have executed, and shall have received from the Borrower and the Required Lenders duly executed signature pages to, this Second Amendment, and shall have received a duly executed acknowledgement of Section 5 of this Second Amendment from each Guarantor; and

(ii)                                  the Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably request.

7.                                      Representations as to Consideration and Terms. Borrower represents and warrants that its Board of Directors has determined that (a) the consideration to be received in respect of the Oil and Gas Properties to be sold or disposed of pursuant to the SPP PSA Transaction is equal to or greater than the fair market value of such Oil and Gas Properties and (b) the SPP PSA Transaction is upon fair and reasonable terms no less favorable to SEP and the Borrower than SEP and the Borrower would obtain in a comparable arm’s transaction with a Person not an Affiliate.

8.                                      Post Effectiveness Covenants. Within 5 Business Days of the SPP Transaction Closing Date, Borrower shall deliver the original Initial SPP Note, if issued, to the Administrative Agent’s counsel accompanied by an Allonge substantially in the form of Annex A attached hereto duly executed by a Responsible Officer of SEP. Within 10 Business Days of receipt of any SPP Note other than the Initial SPP Note, Borrower shall deliver such SPP Note to the Administrative Agent’s counsel accompanied by an Allonge substantially in the form of Annex A attached hereto duly executed by a Responsible Officer of SEP.

9.                                      No Implied Amendment, Waiver or Consent. This Second Amendment shall not constitute an amendment or waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or Required Lenders, as applicable, or an amendment or modification to any term of the Loan Documents except as expressly stated herein.

10.                               Miscellaneous. This Second Amendment is a Loan Document. Except as affected by this Second Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement, as amended by this Second Amendment, and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Second Amendment and any other amendments properly executed among the parties. Borrower agrees that all Loan Documents to which it is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Second Amendment or are amended in connection with this Second Amendment). AS A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO TO ENTER INTO THIS SECOND AMENDMENT, BORROWER RELEASES THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE LENDERS AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, TRUSTEES, AGENTS AND ATTORNEYS FROM ANY LIABILITY FOR ACTIONS OR FAILURES TO ACT IN CONNECTION WITH THE LOAN DOCUMENTS PRIOR TO THE SECOND AMENDMENT EFFECTIVE DATE. NO COURSE OF DEALING BETWEEN BORROWER OR ANY OTHER PERSON, ON THE ONE HAND, AND THE ADMINISTRATIVE AGENT, ISSUING BANK AND THE LENDERS, ON THE OTHER, WILL BE DEEMED TO HAVE ALTERED OR AMENDED THE CREDIT AGREEMENT OR AFFECTED BORROWER’S, THE ADMINISTRATIVE AGENT’S, THE ISSUING BANK’S OR THE LENDERS’ RIGHT TO ENFORCE THE CREDIT AGREEMENT AS WRITTEN. This Second Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

11.                               Form. Each agreement, document, instrument or other writing to be furnished to the Administrative Agent and/or the Lenders under any provision of this instrument must be in form and substance satisfactory to the Administrative Agent and its counsel.

12.                               Headings. The headings and captions used in this Second Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Second Amendment, the Credit Agreement, or the other Loan Documents.

13.                               Interpretation. Wherever possible each provision of this Second Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Second Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Amendment.

14.                               Multiple Counterparts. This Second Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. This Second Amendment may be transmitted and/or signed by facsimile, telecopy or electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, all Lenders, the Administrative Agent and the Issuing Bank. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

15.                               Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

SANCHEZ ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Executive Vice President and
Chief Financial Officer

Signature Page

ACKNOWLEDGED for the purposes stated in Section 5:

GUARANTORS:

SEP HOLDINGS III, LLC,
a Delaware limited liability company

SN MARQUIS LLC,
a Delaware limited liability company

SN COTULLA ASSETS, LLC,
a Texas limited liability company

SN OPERATING, LLC,
a Texas limited liability company

SN TMS, LLC,
a Delaware limited liability company

SN CATARINA, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Executive Vice President and
Chief Financial Officer

Signature Page

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Signature Page

LENDERS:

ISSUING BANK AND LENDER:

ROYAL BANK OF CANADA

By:	/s/ Evans Swann, Jr.
Name:	Evans Swann, Jr.
Title:	Authorized Signatory

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Matthew Molero
Name:	Matthew Molero
Title:	Senior Vice President

Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

Signature Page

COMPASS BANK

By:	/s/ Ian Payne
Name:	Ian Payne
Title:	Vice President

Signature Page

SUNTRUST BANK

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

Signature Page

ING CAPITAL LLC

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

Signature Page

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Kelly Graham
Name:	Kelly Graham
Title:	Vice President

Signature Page

IBERIABANK

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	EVP & Energy Lending Manager

Signature Page

MUFG UNION BANK, N.A., f/k/a Union Bank, N.A.

By:	/s/ Haylee Dallas
Name:	Haylee Dallas
Title:	Vice President

Signature Page

SOCIÉTÉ GENÉRALÉ

By:	/s/ David Bornstein
Name:	David Bornstein
Title:	Director

Signature Page

BMO HARRIS BANK, N.A.

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

Signature Page

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Vice President

Signature Page

COMERICA BANK

By:	/s/ Jeffery Treadway
Name:	Jeffery Treadway
Title:	Senior Vice President

Signature Page

FIFTH THIRD BANK

By:	/s/ Richard Butler
Name:	Richard Butler
Title:	Senior Vice President

Signature Page

ANNEX A

ALLONGE

Allonge to the Note dated March 31, 2015, made by SANCHEZ PRODUCTION PARTNERS LP, a Delaware limited partnership, payable to the order of SEP HOLDINGS III, LLC, a Delaware limited liability company. Such Note is hereby transferred pursuant to the following endorsement with the same force and effect as if such endorsement were set forth at the end of such Note.

Pay to the order of ROYAL BANK OF CANADA, as Administrative Agent, without recourse or warranty.

SEP HOLDINGS III, LLC
a Delaware limited liability company

By:
Name:	Michael G. Long
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

FINANCIAL COVENANT CALCULATION WORKSHEET

Summary of Financial Ratios

Section 9.01 Financial Covenants

In Compliance?
Current Ratio	min. 1.0 to 1.0
Senior Secured Leverage Ratio	max. 2.25 to 1.0
Interest Coverage Ratio	min. 2.25 to 1.0

Current Ratio

Consolidated Current Assets (including unused Commitments to the extent that the Borrower is permitted to borrow such amount under the terms of the Agreement, but excluding non-cash assets under FAS 133)

$

Consolidated Current Liabilities (excluding outstanding Obligations to the extent included in consolidated current liabilities, non-cash obligations under FAS 133 and any accrual related to non-cash compensation arising from any grant of stock, stock options or other equity based awards)

	=	$

Senior Secured Leverage Ratio

Senior Secured Debt		$
Consolidated EBITDA [or Annualized Consolidated EBITDA through 9/30/15]	=	$

Interest Coverage Ratio

Consolidated EBITDA [or Annualized Consolidated EBITDA through 9/30/15]		$
=
Consolidated Net Interest Expense [or Annualized Consolidated Net Interest Expense through 9/30/15		$

Section 8.13(a)
[Provide details of compliance/non-compliance]

Current Ratio

Section 9.01 Financial Covenants

Consolidated Current Assets	$
(+) Unused Commitments to the extent that the Borrower is permitted to borrow such amount under the terms of the Agreement	$
(-) Non-cash assets under FAS 133	$
Total Consolidated Current Assets	$

Consolidated Current Liabilities	$
(-) Outstanding Obligations to the extent included in consolidated current liabilities	$
(-)Non-cash obligations under FAS 133	$
(-) Accrual related to non-cash compensation arising from any grant of stock, stock options or other equity based awards	$
Total Consolidated Current Liabilities	$

Current Ratio is        to 1.00.

Senior Secured Leverage Ratio commencing with fiscal quarter ending 3/31/15

Section 9.01 Financial Covenants

Senior Secured Debt (without duplication) at end of	Q 201
Total Credit Exposure (outstanding principal amount of Loans plus aggregate LC Exposure)	$
(+) All secured obligations of Borrower and its Restricted Subsidiaries for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(+) All secured Capital Lease Obligations of Borrower and its Restricted Subsidiaries (excluding any office lease of the Borrower or any Restricted Subsidiary constituting a Capital Lease Obligation)	$
(+) All secured obligations of Borrower and its Restricted Subsidiaries under Synthetic Leases	$
(+) All secured Debt of others secured by a Lien on any Property of Borrower or any Restricted Subsidiary, whether or not such Debt is assumed by such Person	$
Total Senior Secured Debt

Consolidated EBITDA for [•] Quarters ended[•] /1[•]
Consolidated Net Income (the following to be added, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income)	$
(+) Consolidated Net Interest Expense	$
(+) Consolidated Income Tax Expense	$
(+) Consolidated depletion, depreciation and amortization expense of the Borrower and its Restricted Subsidiaries	$
(+) Other non-cash charges to the extent not included in the foregoing	$

(+) Fees and expenses expensed and paid in cash in connection with (1) the public offering of Borrower’s Equity Interests, (2) the 2012 Credit Agreement, (3) the 2013 Credit Agreement, (4) the Senior Unsecured Notes and (5) the Agreement, including any amendments to date

$
(+) Unrestricted Person Cash Dividends	$
(-) All-non-cash income to the extent included in determining Consolidated Net Income	$

First Testing Period Pro Forma Consolidated EBITDA	$

For the Rolling Period ending on 3/ 31/15 First Testing Period Pro Forma Consolidated EBITDA	$
(+) Consolidated EBITDA for 2 quarters ending 3/31/15	$
Sum:	$
Multiply sum by 4/3	$

For the Rolling Period ending 6/30/15	$

First Testing Period Pro Forma Consolidated EBITDA
(+) Consolidated EBITDA for 3 quarters ending 6/30/15	$
Sum:	$
For Rolling Periods ending on and after 9/30/15 Consolidated EBITDA for prior 4 quarters	$

Senior Secured Leverage Ratio is      to 1.00.

Interest Coverage Ratio commencing with fiscal quarter ending 3/31/15

Section 9.01 Financial Covenants

Consolidated EBITDA	Q 201
Consolidated Net Income (the following to be added, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income)	$
(+) Consolidated Net Interest Expense	$
(+) Consolidated Income Tax Expense	$
(+) consolidated depletion, depreciation and amortization expense of the Borrower and its Restricted Subsidiaries	$
(+) other non-cash charges to the extent not included in the foregoing	$

(+) fees and expenses expensed and paid in cash in connection with (1) the public offering of Borrower’s Equity Interests, (2) the 2012 Credit Agreement, (3) the 2013 Credit Agreement, (4) the Senior Unsecured Notes and (5) the Agreement, including any amendments to date

$
(+) Unrestricted Person Cash Dividends	$
(-) all-non-cash income to the extent included in determining Consolidated Net Income	$

First Testing Period Pro Forma Consolidated EBITDA	$

For the Rolling Period ending on 3/ 31/15 First Testing Period Pro Forma Consolidated EBITDA	$
(+) Consolidated EBITDA for 2 quarters ending 3/31/15	$
Sum:	$
Multiply sum by 4/3	$

For the Rolling Period ending 6/30/15 First Testing Period Pro Forma Consolidated EBITDA	$
(+) Consolidated EBITDA for 3 quarters ending 6/30/15	$
Sum:	$

For Rolling Periods ending on and after 9/30/15 Consolidated EBITDA for prior 4 quarters	$

Consolidated Net Interest Expense	$

Total consolidated interest expense of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus (to the extent not included in such interest expense and without duplication):

$
(+) interest expense for such period attributable to Capital Lease Obligations and the interest component of any deferred payment obligations	$

(+) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Net Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Net Interest Expense)

$
(+) non-cash interest expense	$
(+) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;	$

(+) the interest expense on Debt of another Person that is guaranteed by the Borrower or one of its Restricted Subsidiaries or secured by a Lien on assets of the Borrower or one of its Restricted Subsidiaries, to the extent such guarantee becomes payable or such Lien becomes subject to foreclosure

$

(+) costs associated with interest rate obligations under Swap Agreements (including amortization of fees); provided, however, that if such interest rate obligations under Swap Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Net Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income

$
(+) the consolidated interest expense of the Borrower and its Restricted Subsidiaries that was capitalized during such period;	$
(+) all dividends paid or payable in cash, cash equivalents or Debt or dividends accrued during such period on any series of Disqualified Capital Stock of the Borrower	$
(-) consolidated interest income and, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments	$

First Testing Period Pro Forma Consolidated Net Interest Expense	$

For the Rolling Period ending on 3/ 31/15 First Testing Period Pro Forma Consolidated Net Interest Expense	$
(+) Consolidated Net Interest Expense for 2 quarters ending 3/31/15	$
Sum:	$
Multiply sum by 4/3	$

For the Rolling Period ending 6/30/15 First Testing Period Pro Forma Consolidated Net Interest Expense	$

(+) Consolidated Net Interest Expense for 3 quarters ending 6/30/15	$
Sum:	$

For Rolling Periods ending on and after 9/30/15	$
Consolidated Net Interest Expense for prior 4 quarters	$
Interest Coverage Ratio is to 1.00.